As filed with the Securities and Exchange Commission on April 6, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Benjamin Franklin Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-3336598
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

58 Main Street, Franklin, MA	02038
(Address of Principal Executive Offices)	(Zip Code)

Savings Banks Employees Retirement Association 401(k) Plan

As Adopted by Benjamin Franklin Bank

(Full Title of the Plan)

Thomas R. Venables
President and Chief Executive Officer
Benjamin Franklin Bancorp, Inc.
58 Main Street
Franklin, MA 02038
(Name and Address of Agent For Service)

(508) 538-7000
(Telephone Number, Including Area Code, of Agent For Service)

WITH A COPY TO:
Carol Hempfling Pratt, Esq.
Foley Hoag llp
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed maximum	Proposed maximum	Amount of
securities to be	to be	offering price	aggregate	registration
registered	registered	per share (2)	offering price (2)	fee
Common stock, no par value	500,000(1)	$10.00	$5,000,000	$588.50

(1)	Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Savings Banks Employees Retirement Association 401(k) Plan as adopted by Benjamin Franklin Bank (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. Pursuant to Rule 457(h)(2), no separate fee is required for the participation interests.

(2)	Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which shares of common stock of Benjamin Franklin Bancorp offered pursuant to the Plan are deemed to be offered at $10 per share, the price at which shares of Benjamin Franklin Bancorp common stock were offered to the public pursuant to the Registration Statement on Form S-1, as amended (Registration No. 333-121154).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents, which we filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

(a)	Our Current Report on Form 8-K (Items 7.01 and 9.01) filed with the Commission on February 25, 2005.

(b)	Our Current Report on Form 8-K (Item 8.01) filed with the Commission on February 25, 2005.

(c)	Our Current Report on Form 8-K (Items 8.01 and 9.01) filed with the Commission on April 1, 2005.

(d)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2005.

(e)	The description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents we subsequently file, or which are subsequently filed by the Plan, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the dates of filing of those documents.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interest of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Sections 8.50-8.59 of the Massachusetts Business Corporation Act authorize a Massachusetts corporation to indemnify its present and former directors and officers under certain conditions. Article 7 of our by-laws provides that we shall indemnify each person who serves or has served as a director or officer at the level of Vice President or above to the fullest extent permitted by applicable law, against expenses (including attorney’s fees), judgments, fines, ERISA excise taxes, penalties, and amounts reasonably paid in settlement incurred in connection with any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative, arbitrative or investigative (without regard to whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity for or on behalf of Benjamin Franklin Bancorp while serving as a director or officer) or any claim, issue or matter therein, which proceeding such director or officer is, or is threatened to be made, a party to or participant in by reason of the fact that he or she is or was one of our directors or officers or was serving at our request as a director, officer, trustee, or in a similar capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The rights of indemnification continue as to a director or officer after he or she has ceased to be a director or officer and shall inure to the benefit of his or her heirs, estate, executors, administrators and personal representatives. No amendment, termination or repeal of the provisions of Article 7 of our by-laws or of the relevant provisions of the Massachusetts Business Corporation Act shall affect or deprive a director or officer of the benefit of those by-laws or applicable law with respect to any proceeding arising out of or relating to any actions, transactions or facts occurring prior to such amendment, termination or repeal.

     Section 2.02 of the Massachusetts Business Corporation Act authorizes a Massachusetts corporation to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation for monetary damages for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any improper distributions to stockholders under Section 6.40 of the Massachusetts Business Corporation Act; or

•	any transaction from which the director derived an improper personal benefit.

     Section 6.5.4 of Benjamin Franklin Bancorp’s articles of organization provides that, to the maximum extent permitted by the Massachusetts Business Corporation Act, none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability. No amendment to or repeal of the provisions of Section 6.5.4 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any act or failure to act of such director occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Act is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Act as so amended. A principal effect of Section 6.5.4 is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described above.

     Section 8.57 of the Massachusetts Business Corporation Act also authorizes a Massachusetts corporation to obtain insurance on behalf of its directors and officers against liability incurred by them in those capacities. We have procured a directors’ and officers’ liability and company reimbursement liability insurance policy that insures (a) our directors and officers against losses, above a deductible amount, arising from specified types of claims made against them by reason of enumerated acts done or attempted by our directors or officers and (b) us against losses, above a deductible amount, arising from any of the specified types of claims, but only if we are required or permitted to indemnify our directors or officers for those losses under statutory or common law or under provisions of our articles of organization or by-laws.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit No.	Description
4.1	Articles of Organization of Benjamin Franklin Bancorp, Inc. (incorporated by reference to our Registration Statement on Form S-1, File No. 333-121154, filed on December 10, 2004).

4.2	By-Laws of Benjamin Franklin Bancorp, Inc. (incorporated by reference to our Registration Statement on Form S-1, File No. 333-121154, filed on December 10, 2004).

4.3	Form of Certificate of Common Stock (incorporated by reference to our Registration Statement on Form 8-A, File No. 000-51194, filed on March 9, 2005.).

23.1	Consent of Wolf & Co., P.C.

24.1	Power of Attorney (contained on signature page).

     The Registrant has submitted or hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify, or continue the qualification of, the Plan.

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Franklin, Massachusetts, on April 6, 2005.

Benjamin Franklin Bancorp, M.H.C.
By:	/s/ Thomas R. Venables
Thomas R. Venables
President and Chief Executive Officer

POWER OF ATTORNEY

     The undersigned officers and trustees of Benjamin Franklin Bancorp, Inc. hereby severally constitute and appoint Thomas R. Venables and Claire S. Bean, and each of them singly, our true and lawful attorneys-in-fact with full power of substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the in the indicated capacities as of April 6, 2005.

Signature	Title

/s/ Thomas R. Venables	President and Chief Executive Officer, Director
Thomas R. Venables	(Principal Executive Officer)

/s/ Claire S. Bean	Treasurer and Chief Financial Officer
Claire S. Bean	(Principal Financial and Accounting Officer)

/s/ Mary Ambler	Director
Mary Ambler

/s/ William P. Bissonnette	Director
William P. Bissonnette

Signature	Title

/s/ William F. Brady, Jr.	Director
William F. Brady, Jr.

Director
John C. Fuller

/s/ Anne M. King	Director
Anne M. King

Director
Richard D. Mann

Director
John D. Murphy

Director
Charles F. Oteri

/s/ Alfred H. Wahlers	Director
Alfred H. Wahlers

Director
Charles Yergatian

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts, on April 5, 2005.

SAVINGS BANKS EMPLOYEES RETIREMENT ASSOCIATION 401(K) PLAN AS ADOPTED BY BENJAMIN FRANKLIN BANK

By:	/s/ Tom Forese
Plan Administrator

Exhibit Index

Exhibit No.	Description
4.1	Articles of Organization of Benjamin Franklin Bancorp, Inc. (incorporated by reference to our Registration Statement on Form S-1, File No. 333-121154, filed on December 10, 2004).

4.2	By-Laws of Benjamin Franklin Bancorp, Inc. (incorporated by reference to our Registration Statement on Form S-1, File No. 333-121154, filed on December 10, 2004).

4.3	Form of Certificate of Common Stock (incorporated by reference to our Registration Statement on Form 8-A, File No. 000-51194, filed on March 9, 2005.).

23.1	Consent of Wolf & Co., P.C.

24.1	Power of Attorney (contained on signature page).

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